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                                                                    EXHIBIT 23.1

                           [ERNST & YOUNG LETTERHEAD]

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Historical Financial Data of Pulte" and "Experts" and to the use of our report dated January 22, 2001, incorporated by reference in the Proxy Statement of Pulte Homes, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Pulte Homes, Inc. for the registration of shares of its common stock.



Detroit, Michigan                                    /s/ ERNST & YOUNG LLP
June 6, 2001